Exhibit 99.1

AVEANNA HEALTHCARE HOLDINGS ANNOUNCES

FIRST-QUARTER 2021 FINANCIAL RESULTS

Revenue Increased 17.4% to $417.2 Million

Gross Margin Increased 22.4% to $131.7 Million

Net Income of $5.8 Million, or $0.04 per Diluted Share

Adjusted Net Income per Diluted Share of $0.08

Adjusted EBITDA Increased 46.7% to $43.7 Million

Atlanta, Georgia (May 25, 2021) – Aveanna Healthcare Holdings, Inc. (NASDAQ: AVAH), a leading, diversified home care platform focused on providing care to medically complex, high-cost patient populations, today announced financial results for the first quarter ended April 3, 2021.

Tony Strange, Chief Executive Officer commented “We are excited to share our first quarter results following our recent initial public offering. We are very proud of the results that we delivered for the quarter and remain optimistic about our ability to continue to perform. With a strong balance sheet and positive outlook on both Medicaid and Medicare reimbursement, we believe that we are well positioned to continue to execute our growth initiatives and pursue value creation opportunities for all of our stakeholders.”

Revenue was $417.2 million for the first quarter of 2021, as compared to $355.2 million for the first quarter of 2020, an increase of $61.9 million, or 17.4%. This increase was driven by growth across our key segments, including:

•	a $30.3 million, or 9.5%, increase in Private Duty Services (“PDS”) revenue to $350.8 million;
•	a $27.0 million, or 604.0%, increase in Home Health & Hospice (“HHH”) revenue to $31.5 million; and
•	a $4.6 million, or 15.2%, increase in Medical Solutions (“MS”) revenue to $34.8 million.

Gross margin was $131.7 million, or 31.6% of revenue, for the first quarter of 2021, as compared to $107.5 million, or 30.3% of revenue, for the first quarter of 2020, an increase of $24.1 million, or 22.4%.

Net income was $5.8 million for the first quarter of 2021, as compared to $37.6 million for the first quarter of 2020, while net income per diluted share was $0.04 for the first quarter of 2021, compared with $0.27 for the first quarter of 2020. Adjusted net income per diluted share was $0.08 for the first quarter of 2021 as compared to $0.02 for the first quarter of 2020.

Adjusted EBITDA was $43.7 million, or 10.5% of revenue, for the first quarter of 2021 as compared to $29.8 million, or 8.4% of revenue, for the first quarter of 2020, an increase of $13.9 million, or 46.7%.

Recent Developments

Aveanna’s Initial Public Offering (“IPO”)

•

On April 28, 2021, we priced our IPO at an offering price to the public of $12.00 per share and closed the transaction on May 3, 2021. We sold 38.2 million shares of our common stock in the IPO, resulting in total net proceeds of $432.4 million after deducting underwriters’ discounts and commissions.

•

On May 21, 2021, the underwriters exercised their overallotment option to acquire an additional 4.0 million shares of our common stock, which, net of underwriters’ discounts and commissions, resulted in additional proceeds of $45.2 million to Aveanna. This transaction closed on May 25, 2021.

•

We used the net proceeds from our IPO to repay $100.0 million principal amount of our first lien indebtedness and $307.0 million of our second lien indebtedness, including accrued interest. We then terminated our second lien credit facility. We also used proceeds from our IPO to pay offering costs of approximately $6.8 million, with the remaining proceeds to be used for general corporate purposes and future acquisitions.

•	Following our IPO, we received ratings upgrades from Moody’s to B2 (stable outlook) and Standard and Poor’s to B- (positive outlook).
•

Following our IPO, we increased the total capacity under our senior revolving credit facility from $75.0 million to $200.0 million. As of April 3, 2021, we had cash of $67.1 million and bank debt of $1,202.3 million, with $55.2 million of available borrowing capacity under our revolving credit facility. After the repayment of debt with proceeds from our IPO, our bank debt as of April 3, 2021 on a proforma basis was $862.3 million.

David Afshar, Chief Financial Officer commented “We entered 2021 from a position of strength, with first quarter earnings that exceeded our expectations. Additionally, we are pleased to have returned $29.4 million of Provider Relief and Stimulus Funds received during 2020 to the respective government agencies in the first quarter of 2021. The overall proceeds we received from our IPO and the debt we retired as a result has reduced our leverage and related debt service costs. With our improved capital structure as well as recent positive ratings agency actions, we believe we are even better positioned to capitalize on market opportunities before us.”

M&A Update

•

On April 16, 2021, we completed the acquisition of Doctor’s Choice Holdings, LLC (“Doctor’s Choice’), a home health business with sixteen branches throughout the state of Florida, expanding our presence in the adult home health business and creating further density for us in the state of Florida.

•	We have an active pipeline with numerous HHH and PDS opportunities.

Rod Windley, Executive Chairman, commented “We are excited about our most recent acquisition, Doctor’s Choice, which further demonstrates our commitment to grow through M&A. We believe that Doctor’s Choice is a perfect fit to our strategy because it deepens our penetration into the traditional home health market and brings us greater density in the state of Florida. Our pipeline of acquisition targets currently remains robust for traditional home health as well as private duty services.”

Full Year 2021 Guidance

•	Revenue is anticipated to be at least $1,745 million.

The Company is not providing guidance on net income at this time due to the volatility of certain required inputs that are not available without unreasonable efforts, including future fair value adjustments associated with our interest rate swaps, costs related to the extinguishment of debt, and stock compensation expenses associated with the performance component of our stock options.

•	Adjusted EBITDA is anticipated to be at least $185 million.

Non-GAAP Financial Measures

In addition to our results of operations prepared in accordance with U.S generally accepted accounting principles (“GAAP”), we also evaluate our financial performance using EBITDA, Adjusted EBITDA, Field contribution, Field contribution margin, Adjusted corporate expense, Adjusted net income and Adjusted net income per diluted share. Given our determination of adjustments in arriving at our computations, these non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as substitutes or alternatives to net income or loss, revenue, operating income or loss, cash flows from operating activities, total indebtedness or any other financial measures calculated in accordance with GAAP.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures and are not intended to replace financial performance measures determined in accordance with GAAP, such as net income (loss). Rather, we present EBITDA and Adjusted EBITDA as supplemental measures of our performance. We define EBITDA as net income (loss) before interest expense, net; income tax (expense) benefit; and depreciation and amortization. We define Adjusted EBITDA as EBITDA, adjusted for the impact of certain other items that are either non-recurring, infrequent, non-cash, unusual, or items deemed by us to not be indicative of the performance of our core operations, including impairments of goodwill, intangible assets, and other long-lived assets; non-cash, share-based compensation; sponsor fees; loss on extinguishment of debt; fees related to debt modifications; the effect of interest rate derivatives; acquisition-related and integration costs; legal costs and settlements associated with acquisition matters; the discontinuation of our ABA Therapy services; non-acquisition related legal settlements; and other system transition costs, professional fees and other costs. As non-GAAP financial measures, our computations of EBITDA and Adjusted EBITDA may vary from similarly termed non-GAAP financial measures used by other companies, making comparisons with other companies on the basis of this measure impracticable.

We believe our computations of EBITDA and Adjusted EBITDA are helpful in highlighting trends in our core operating performance. In determining which adjustments are made to arrive at EBITDA and Adjusted EBITDA, we consider both (1) certain non-recurring, infrequent, non-cash or unusual items, which can vary significantly from year to year, as well as (2) certain other items that may be recurring, frequent, or settled in cash but which we do not believe are indicative of our core operating performance. We use EBITDA and Adjusted EBITDA to assess operating performance and make business decisions.

We incurred substantial acquisition-related costs and integration costs in fiscal years 2021 and 2020. The underlying acquisition activities took place over a defined timeframe, had distinct project timelines and were incremental to activities and costs that arose in the ordinary course of our business. Therefore, we believe it is important to exclude these costs from our Adjusted EBITDA because it provides us a normalized view of our core, ongoing operations after integrating our acquired companies, which we believe is an important measure in assessing our performance.

Field contribution and Field contribution margin

Field contribution and Field contribution margin are non-GAAP financial measures and are not intended to replace financial performance measures determined in accordance with GAAP, such as operating income (loss). Rather, we present Field contribution and Field contribution margin as supplemental measures of our performance. We define Field contribution as operating income (loss) prior to corporate expenses and other non-field related costs, including depreciation and amortization, acquisition-related costs, and other operating expenses. Field contribution margin is Field contribution as a percentage of revenue. As non-GAAP financial measures, our computations of Field contribution and Field contribution margin may vary from similarly termed non-GAAP financial measures used by other companies, making comparisons with other companies on the basis of these measures impracticable.

We believe Field contribution and Field contribution margin are helpful in highlighting trends in our core operating performance and evaluating trends in our branch and regional results, which can vary from year to year. We use Field contribution and Field contribution margin to make business decisions and assess the operating performance and results delivered by our core field operations, prior to corporate and other costs not directly related to our field operations. These metrics are also important because they guide us in determining whether our branch and regional administrative expenses are appropriately sized to support our caregivers and direct patient care operations. Additionally, Field contribution and Field contribution margin determine how effective we are in managing our field supervisory and administrative costs associated with supporting our provision of services and sale of products.

Adjusted corporate expenses

Adjusted corporate expenses is a non-GAAP financial measure and is not intended to replace financial performance measures determined in accordance with GAAP, such as corporate expenses. Rather, we present adjusted corporate expenses as a supplemental measure of our performance. We define Adjusted corporate expenses as corporate expenses adjusted for the impact of certain other items that are either non-recurring, infrequent, non-cash, unusual, or items deemed by us to not be indicative of the performance of our core operations, including non-cash, share-based compensation; sponsor fees; acquisition-related and integration costs; legal costs and settlements associated with acquisition matters; COVID related costs, net of reimbursement; and other system transition costs, professional fees and other costs. As non-GAAP financial measures, our computations of adjusted corporate expenses may vary from similarly termed non-GAAP financial measures used by other companies, making comparisons with other companies on the basis of this measure impracticable.

We believe Adjusted corporate expenses is helpful in highlighting trends in our corporate support function, which can vary from year to year. We use Adjusted corporate expenses to make business decisions in determining whether or not our corporate expenses is appropriately sized to support our caregivers and direct patient care operations. Excluding the aforementioned items from corporate expenses that are either non-recurring, infrequent, non-cash, unusual, or items deemed by us to not be indicative of the performance of our core operations allows us to evaluate adjusted corporate expenses in relation to the support necessary for our caregivers and direct patient care operations.

Adjusted net income and Adjusted net income per diluted share

Adjusted net income represents net income as adjusted for the impact of GAAP income tax, goodwill, intangible and other long-lived asset impairment charges, non-cash share-based compensation expense, sponsor fees, loss on extinguishment of debt, interest rate derivatives, acquisition-related costs, integration costs, legal costs, COVID-related costs net of reimbursement, ABA exited operations, other system transition costs, professional fees and certain other miscellaneous items on a pre-tax basis. Adjusted net income includes a provision for income taxes derived utilizing a combined statutory tax rate. The combined statutory tax rate is our estimate of our long-term tax rate. The most comparable GAAP measure is net income.

Adjusted net income per diluted share represents adjusted net income on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. The most comparable GAAP measure is net income per share, diluted.

Adjusted net income and Adjusted net income per diluted share are important to us because they allow us to assess financial results, exclusive of the items mentioned above that are not operational in nature or comparable to those of our competitors.

Conference Call

Aveanna will host a conference call on Wednesday, May 26, 2021, at 10:00 a.m. Eastern Time to discuss our first quarter results. The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A telephonic replay of the conference call will be available until June 2, 2021, by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13719867. A live webcast of our conference call will also be available under the Investor Relations section of our website: https://ir.aveanna.com/. The online replay will also be available for one week following the call.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) in this press release regarding our prospects, plans, financial position, business strategy and expected financial and operational results may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of terminology such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “predict,” “project,” “potential,” “continue” or the negatives of these terms or variations of them or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, such as our ability to successfully execute our growth strategy, including through organic growth and the completion of acquisitions, effective integration of the companies we acquire, unexpected costs of acquisitions and dispositions, the possibility that expected cost synergies may not materialize as expected, the failure of Aveanna or the companies we acquire to perform as expected, estimation inaccuracies in revenue recognition, our ability to drive margin leverage through lower costs, unexpected increases in SG&A and other expenses, changes in reimbursement, changes in government regulations, changes in Aveanna Healthcare’s relationships with referral sources, increased competition for Aveanna’s services or wage inflation, changes in the interpretation of government regulations or discretionary determinations made by government officials, uncertainties regarding the outcome of rate discussions with managed care organizations and our ability to effectively collect our cash from these organizations, our ability to effectively bill and collect under new Electronic Visit Verification regulations, changes in tax rates, the impact of adverse weather, the impact to our business operations, reimbursements and patient population were the COVID-19 environment to worsen, and other risks set forth under the heading “Risk Factors” in Aveanna‘s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission and which was declared effective on April 28, 2021, which is available at www.sec.gov. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may prove to be incorrect or imprecise. Accordingly, forward-looking statements included in this press release do not purport to be predictions of future events or circumstances, and actual results may differ materially from those expressed by forward-looking statements.  All forward-looking statements speak only as of the date made, and Aveanna undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Aveanna Healthcare

Aveanna Healthcare is headquartered in Atlanta, Georgia and has operations in 30 states providing a broad range of pediatric and adult healthcare services including nursing, rehabilitation services, occupational nursing in schools, therapy services, day treatment centers for medically fragile and chronically ill children and adults, home health and hospice services, as well as delivery of enteral nutrition and other products to patients. The Company also provides case management services in order to assist families and patients by coordinating the provision of services between insurers or other payers, physicians, hospitals, and other healthcare providers. In addition, the Company provides respite healthcare services, which are temporary care provider services provided in relief of the patient’s normal caregiver. The Company’s services are designed to provide a high quality, lower cost alternative to prolonged hospitalization. For more information, please visit www.aveanna.com.

Cash Flow and Information about Indebtedness

The following table sets forth a summary of our cash flows from operating, investing, and financing activities for the three-month periods presented:

	For the Three-Month Periods Ended
(dollars in thousands)	April 3, 2021	March 28, 2020
Net cash (used in) provided by operating activities	$(32,911)	$44,053
Net cash used in investing activities	$(3,165)	$(6,327)
Net cash (used in) provided by financing activities	$(34,164)	$14,981
Cash and cash equivalents at beginning of period	$137,345	$3,327
Cash and cash equivalents at end of period	$67,105	$56,034

The following table presents our long-term indebtedness obligations as of April 3, 2021 after giving effect to the initial public offering as if it occurred on April 3, 2021 and the use of proceeds therefrom:

(dollars in thousands)			Effect of Initial	Pro Forma
Instrument	Interest Rate	April 3, 2021	Public Offering	April 3, 2021
Initial First Lien Term Loan	L + 4.25%	$561,600	$-	$561,600
First Lien First Amendment Term Loan	L + 5.50%	216,580	-	216,580
First Lien Fourth Amendment Term Loan	L + 6.25%	184,075	(100,000)	84,075
Second Lien Term Facility	L + 8.00%	240,000	(240,000)	-
Revolving Credit Facility	L + 4.25%	-	-	-
Total Credit Facility Debt		1,202,255	(340,000)	862,255
Less: unamortized debt issuance costs		(29,286)	8,651	(20,635)
Net Credit Facility Debt		$1,172,969	$(331,349)	$841,620

Results of Operations

Three-Month Period Ended April 3, 2021 Compared to the Three-Month Period Ended March 28, 2020

The following table summarizes our consolidated results of operations for the three-month periods indicated:

	For the Three-Month Periods Ended
	April 3, 2021	March 28, 2020

Revenue	$417,160	$355,223
Cost of revenue, excluding depreciation and amortization	285,477	247,682
Branch and regional administrative expenses	69,372	59,694
Corporate expenses	27,399	25,797
Depreciation and amortization	4,848	4,183
Acquisition-related costs	1,768	-
Operating income	28,296	17,867
Interest income	77	46
Interest expense	(22,425)	(21,063)
Gain on debt extinguishment	-	127
Other income	159	41,791
Income before income taxes	6,107	38,768
Income tax expense	(309)	(1,131)
Net income	$5,798	$37,637
Income per share:
Net income per share, basic	$0.04	$0.27
Weighted average shares of common stock outstanding, basic	142,122,934	137,468,875
Net income per share, diluted	$0.04	$0.27
Weighted average shares of common stock outstanding, diluted	146,266,014	140,330,909

The following table summarizes our consolidated key performance measures, including Field contribution and Field contribution margin, which are non-GAAP measures, for the three-month periods indicated:

	For the Three-Month Periods Ended
(dollars in thousands)	April 3, 2021	March 28, 2020	Change	% Change
Revenue	$417,160	$355,223	$61,937	17.4%
Cost of revenue, excluding depreciation and amortization	285,477	247,682	37,795	15.3%
Gross margin	$131,683	$107,541	$24,142	22.4%
Gross margin percentage	31.6%	30.3%
Branch and regional administrative expenses	69,372	59,694	9,678	16.2%
Field contribution	$62,311	$47,847	$14,464	30.2%
Field contribution margin	14.9%	13.5%
Corporate expenses	$27,399	$25,797	$1,602	6.2%
As a percentage of revenue	6.6%	7.3%
Operating income	$28,296	$17,867	$10,429	58.4%

The following tables summarize our key performance measures by segment for the three-month periods indicated:

	PDS
	For the Three-Month Periods Ended
(dollars and hours in thousands)	April 3, 2021	March 28, 2020	Change	% Change
Revenue	$350,827	$320,513	$30,314	9.5%
Cost of revenue, excluding depreciation and amortization	248,997	227,963	21,034	9.2%
Gross margin	$101,830	$92,550	$9,280	10.0%
Gross margin percentage	29.0%	28.9%		0.1%	(4)
Hours	9,910	8,916	994	11.1%
Revenue rate	$35.40	$35.95	$(0.55)	-1.6%	(1)
Cost of revenue rate	$25.13	$25.57	$(0.44)	-1.9%	(2)
Spread rate	$10.28	$10.38	$(0.10)	-1.1%	(3)

	HHH
	For the Three-Month Periods Ended
(dollars and admissions/episodes in thousands)	April 3, 2021	March 28, 2020	Change	% Change
Revenue	$31,518	$4,477	$27,041	604.0%
Cost of revenue, excluding depreciation and amortization	17,329	2,803	14,526	518.2%
Gross margin	$14,189	$1,674	$12,515	747.6%
Gross margin percentage	45.0%	37.4%		7.6%	(4)
Home health total admissions (5)**	5.8	**	**	**
Home health episodic admissions (6)**	3.8	**	**	**
Home health total episodes (7)**	5.7	**	**	**
Home health revenue per completed episode (8)**	$2,962	**	**	**

	MS
	For the Three-Month Periods Ended
(dollars and UPS in thousands)	April 3, 2021	March 28, 2020	Change	% Change
Revenue	$34,815	$30,233	$4,582	15.2%
Cost of revenue, excluding depreciation and amortization	19,151	16,916	2,235	13.2%
Gross margin	$15,664	$13,317	$2,347	17.6%
Gross margin percentage	45.0%	44.0%		1.0%	(4)
Unique patients served (“UPS”)	73	66	7	10.6%
Revenue rate	$476.92	$458.08	$18.84	4.6%	(1)
Cost of revenue rate	$262.34	$256.30	$6.04	2.6%	(2)
Spread rate	$214.58	$201.77	$12.80	7.0%	(3)

1)	Represents the period over period change in revenue rate, plus the change in revenue rate attributable to the change in volume.
2)	Represents the period over period change in cost of patient services rate, plus the change in cost of patient services rate attributable to the change in volume.

3)	Represents the period over period change in spread rate, plus the change in spread rate attributable to the change in volume.
4)	Represents the change in margin percentage year over year.
5)	Represents home health episodic and fee-for-service admissions.
6)	Represents home health episodic admissions.
7)	Represents episodic admissions and recertifications.
8)	Represents Medicare revenue per completed episode.

**   We entered the home health business in the fourth fiscal quarter of 2020. The metrics presented for the three-month period ended April 3, 2021 pertain to the home health component of the Home Health and Hospice segment. These metrics do not pertain to the hospice portion of this segment or certain other Medicare services provided in this segment, both of which are not material in the aggregate.

The following table reconciles operating income to Field contribution and Field contribution margin:

	For the Three-Month Periods Ended
(dollars in thousands)	April 3, 2021	March 28, 2020
Operating income	$28,296	$17,867
Acquisition-related costs	1,768	-
Depreciation and amortization	4,848	4,183
Corporate expenses	27,399	25,797
Field contribution	$62,311	$47,847
Revenue	$417,160	$355,223
Field contribution margin	14.9%	13.5%

The following table reconciles net income to EBITDA and Adjusted EBITDA:

	For the Three-Month Periods Ended
(dollars in thousands)	April 3, 2021	March 28, 2020
Net income	$5,798	$37,637
Interest expense, net	22,348	21,017
Income tax expense	309	1,131
Depreciation and amortization	4,848	4,183
EBITDA	33,303	63,968
Goodwill, intangible and other long-lived asset impairment	(4)	48
Non-cash stock-based compensation	712	318
Sponsor fees (1)	808	808
Gain on extinguishment of debt	-	(127)
Interest rate derivatives (2)	(51)	8,292
Acquisition-related costs and other costs (3)	1,768	2,520
Integration costs (4)	3,469	1,043
Legal costs and settlements associated with acquisition matters (5)	575	(49,088)
COVID-related costs, net of reimbursement (6)	1,760	461
ABA exited operations (7)	-	860
Other system transition costs, professional fees and other (8)	1,396	719
Total adjustments (9)	$10,433	$(34,146)
Adjusted EBITDA	$43,736	$29,822

The following table reconciles Corporate expenses to Adjusted corporate expenses:

	For the Three-Month Periods Ended
(dollars in thousands)	April 3, 2021	March 28, 2020
Corporate expenses	$27,399	$25,797
Non-cash stock-based compensation	(549)	(318)
Sponsor fees (1)	(808)	(808)
Acquisition-related costs and other costs (3)	-	(2,239)
Integration costs (4)	(3,760)	(1,053)
Legal costs and settlements associated with acquisition matters (5)	(575)	(912)
COVID-related costs, net of reimbursement (6)	(150)	(18)
Other system transition costs, professional fees and other (8)	(1,904)	(423)
Total adjustments	(7,746)	(5,771)
Adjusted corporate expenses	$19,653	$20,026
Adjusted corporate expenses as a % of Revenue	4.7%	5.6%

The following table reconciles net income to Adjusted net income and presents Adjusted net income per diluted share:

	For the Three-Month Periods Ended
(dollars in thousands, except share and per share data)	April 3, 2021	March 28, 2020
Net income	$5,798	$37,637
Income tax expense	309	1,131
Goodwill, intangible and other long-lived asset impairment	(4)	48
Non-cash stock-based compensation	712	318
Sponsor fees (1)	808	808
Gain on extinguishment of debt	-	(127)
Interest rate derivatives (2)	(51)	8,292
Acquisition-related costs and other costs (3)	1,768	2,520
Integration costs (4)	3,469	1,043
Legal costs and settlements associated with acquisition matters (5)	575	(49,088)
COVID-related costs, net of reimbursement (6)	1,760	461
ABA exited operations (7)	-	860
Other system transition costs, professional fees and other (8)	1,396	719
Total adjustments	10,742	(33,015)
Adjusted pre-tax net income	16,540	4,622
Income tax provision on adjusted pre-tax income (10)	(4,135)	(1,202)
Adjusted net income	$12,405	$3,420
Weighted average shares outstanding, diluted	146,266,014	140,330,909
Adjusted net income per diluted share (11)	$0.08	$0.02

The following footnotes are applicable to tables above that reconcile (i) Net income to EBITDA and Adjusted EBITDA, (ii) Corporate expenses to Adjusted corporate expenses and (iii) Net income to Adjusted net income. The adjustments to reconcile Corporate expenses to Adjusted corporate expenses only represent the amounts that were recorded within Corporate expenses.

1)

Represents annual management fees payable to our Sponsors for advisory services provided to the Company under our management agreement, which was terminated upon completion of our initial public offering.

2)	Represents costs associated with interest rate derivatives not included in interest expense which were included in other income.
3)

Represents (i) transaction costs incurred in connection with planned, completed, or terminated acquisitions, which include investment banking fees, legal diligence and related documentation costs, and finance and accounting diligence and documentation, as presented on the Company’s consolidated statements of operations, of $1.8 million for the first quarter 2021; there were no such costs for the first quarter 2020, and (ii) corporate salary and severance costs in connection with our January 2020 corporate restructuring in response to a terminated transaction of $2.5 million for the first quarter 2020, which includes $2.2 million of corporate expenses; there were no such costs for the first quarter 2021.

4)

Represents (i) costs associated with our Integration Management Office, which focuses solely on our integration efforts, of $0.9 million for the first quarter 2021, all of which was included in corporate expenses and $0.7 million for the first quarter 2020, all of which was included in corporate expenses and (ii) transitionary costs incurred to integrate acquired companies into Aveanna’s field and corporate operations of $2.6 million for the first quarter 2021, of which $2.9 million was included in corporate expenses and $0.3 million for the first quarter 2020, all of which was included in corporate expenses. Transitionary costs incurred to integrate acquired companies include IT consulting costs and related integration support costs; salary, severance and retention costs associated with duplicative acquired company personnel until such personnel are exited from Aveanna; accounting, legal and consulting costs; expenses and impairments related to the closure and consolidation of overlapping markets of acquired companies, including lease termination and relocation costs; and one-time costs associated with rebranding our acquired companies and locations to the Aveanna brand.

5)

Represents legal and forensic costs, as well as settlements associated with resolving legal matters arising during or as a result of our acquisition related activity. This includes costs associated with pursuing certain claims in connection with an acquisition-related legal matter, which includes $0.9 million of corporate expenses, as well as a settlement received pertaining to such matter in fiscal year 2020. It also includes, among other amounts, costs of $0.6 million and $0.6 million for the first quarters ended April 3, 2021 and March 28, 2020, respectively, to comply with the U.S. Department of Justice, Antitrust Division’s grand jury subpoena related to nurse wages and hiring activities in certain of our markets, in connection with a terminated transaction.

6)

Represents costs incurred as a result of the COVID-19 environment, primarily including, but not limited to (i) relief, vaccine, and hero pay provided to our caregivers and other incremental compensation costs, (ii) incremental PPE costs, (iii) salary, severance and lease termination costs associated with workforce reductions necessitated by COVID-19 and (iv) costs of remote workforce enablement, all of which approximated $1.8 million and $0.5 million for the first quarters ended April 3, 2021 and March 28, 2020, respectively, which includes $0.2 million and $0.1 million of corporate expenses, respectively, in each period presented.

7)

Represents the results of operations for the periods indicated related to the ABA Therapy services business that we exited as a result of the COVID-19 environment, as well as one-time costs incurred in connection with exiting the ABA Therapy services business.

8)

Represents (i) costs associated with the implementation of, and transition to, new electronic medical record systems, billing, collection and payroll systems, business intelligence systems, duplicative system costs while such transformational projects are in-process, and other system transition costs of $0.4 million for the first quarter ended March 28, 2020, all of which was included in corporate expenses, (there were no such costs for the first quarter 2021); and (ii) professional fees associated with preparation for Sarbanes-Oxley compliance and other advisory fees associated with preparation for our initial public equity offering, and advisory costs associated with the adoption of new accounting standards, such as ASC 606 and ASC 842, of $1.4 million for the first quarter ended April 3, 2021, of which $1.5 million was included in corporate expenses, and $0.3 million for the first quarter ended March 28, 2020, of which $0.4 million was included in corporate expenses.

9)

The table below reflects the increase or decrease, and aggregate impact, to the line items included on our statements of operations based upon the adjustments used in arriving at Adjusted EBITDA from EBITDA:

	For the Three-Month Periods Ended
(dollars in thousands)	April 3, 2021	March 28, 2020
Revenue	$(15)	$(4,660)
Cost of revenue, excluding depreciation and amortization	894	3,441
Branch and regional administrative expenses	200	3,220
Corporate expenses	7,746	5,771
Acquisition-related costs	1,768	-
Gain on debt extinguishment	-	(127)
Other income	(160)	(41,791)
Total adjustments	$10,433	$(34,146)

10)	Derived utilizing a combined statutory rate of 25% and 26% for the three-month periods ended April 3, 2021 and March 28, 2020, respectively, and applied to the respective adjusted pre-tax income.
11)

Adjustments used to reconcile net income per diluted share on a GAAP basis to adjusted net income per diluted share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income to adjusted net income divided by the weighted-average diluted shares outstanding during the period.